Exhibit 10.5

Dated 2022
AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF PLASMA APP LTD.
between
(1) Dmitry Yarmolich and Dzianis Yarmolich and (2) Meta Materials Inc.

Contents
Clause		Page

1	Definitions and interpretation	2
2	ACQUISITION OF THE SALE SHARES	8
3	CONSIDERATION	8
4	CONSIDERATION SHARES	8
5	COMPLETION	9
6	Retention	9
7	WARRANTIES AND INDEMNITIES	11
8	SELLER LIMITATIONS	12

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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9	TAX	12
10	FURTHER UNDERTAKINGS AND OBLIGATIONS OF THE SELLERS	12
11	Confidentiality	17
12	Announcements	17
13	Assignment and successors	18
14	Third party rights	18
15	Notices	19
16	General	20
17	Governing law and jurisdiction	21
Schedule 1 - The Sellers		22
Schedule 2 - The Company		23
Schedule 3 - Completion		25
Schedule 4 - General Warranties		27
Schedule 5 - Limitations on the Sellers’ liability		39
Schedule 6 - Tax Schedule		43
Part 2 - Tax Warranties		46
Part 3 - Tax Covenant		54
Part 4 - Limitations and Procedure		56
Schedule 7 - Intellectual Property		62
Part 1 - Registered IPR		62
Part 2 – Unregistered Company Intellectual Property		63
Part 3 – Intellectual Property Agreements		63
Part 4 - Domain Names		63

Agreed Form Documents

Disclosure Letter

Disclosure Documents

Disclosed Information Index

Letters of resignation (officers)

Service Agreement

Completion Balance Sheet

Selling Stockholder Questionnaires

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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THIS AGREEMENT is dated March 31, 2022

PARTIES

(1) DMITRY YARMOLICH of 25 Galley Field, Abingdon OX14 3RU and DZIANIS YARMOLICH of 82 Belgrave Court, 36 Westferry Circus, London E14 8RJ (together, the Sellers, and each a Seller); and

(2) META MATERIALS INC., a corporation incorporated and registered in the US state of Nevada with entity number E0768622007-2 and whose principal place of business is at 1 Research Drive, Dartmouth, Nova Scotia, Canada, B2Y 4M9 (Buyer).

BACKGROUND

(A) The Company is a private company limited by shares incorporated under the CA 2006.

(B) The Sellers are the registered legal and beneficial holders to the number of Sale Shares set out opposite their respective names in Schedule 1, representing the entire allotted and issued share capital of the Company.

(C) The Sellers have agreed to sell and the Buyer has agreed to buy the Sale Shares subject to the terms and conditions of this agreement.

(D) The Buyer has agreed to allot the Consideration Shares to the Sellers on Completion.

AGREED TERMS

1 Definitions and interpretation

1.1 In this agreement, including the Background and Schedules, the following words and expressions have the following meanings unless the context otherwise requires:

Accounts means the audited financial statements of the Company for the accounting reference periods ended on 30 September 2020 and on the Accounts Date, each comprising a balance sheet and including the notes thereon;

Accounts Date means 30 September 2021;

Authority means any supra national, national or sub national authority, commission, department, agency, regulator, regulatory body, court, tribunal or arbitrator;

Business Day means a day other than a Saturday or Sunday or public holiday in England, in New York City, the State of Nevada (USA) or in Nova Scotia (Canada);

Buyer’s Solicitors means Hill Dickinson LLP of The Broadgate Tower, 20 Primrose Street, London EC2A 2EW (Ref: Shantanu Sinha);

Buyer Shares means the common stock of the Buyer with a par value of $0.001 per common stock of the Buyer, trading on The NASDAQ Stock Market;

CA 2006 means the Companies Act 2006;

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Claim means a claim by the Buyer involving or relating to a breach of a General Warranty (other than a Tax Warranty or a Fundamental Warranty);

Company means Plasma App Ltd., further details of which are set out in Schedule 2;

Company Intellectual Property means:

(a) the Patents and Patent Applications;

(b) the Domain Names;

(c) the Confidential Information; and

(d) all other Intellectual Property which is used in, required for or material to the conduct of the Company’s business at the date of this agreement, or which relates to any of the assets of the Company, including those items set out in Schedule 7;

Completion means completion of the sale and purchase of the Sale Shares in accordance with this agreement;

Completion Balance Sheet means the balance sheet of the Company in the agreed form as at the date of this agreement, prepared on an accounting basis consistent with that employed in preparing the Accounts;

Completion Consideration Shares shall have the meaning set out in clause 5.2.1;

Completion Date means 1 April 2022;

Confidential Information means all trade secrets, data, know how and other such information (in whatever form held including written, oral, visual and electronic) which is for the time being not publicly known which is used in, or otherwise relates to, any part of the Company’s business including:

(a) any goods manufactured and/or sold, or services rendered by, the Company;

(b) the operations, management, administration or other financial affairs of the Company;

(c) the sale or marketing of any of the goods manufactured and/or sold, or services rendered by, the Company;

Consents means all licences, consents, permits and authorities necessary to carry on the Business in the places and in the manner in which it is carried on at the date of this agreement;

Consideration means the total consideration payable by the Buyer to the Sellers set out in clause 3;

Consideration Shares means the new Buyer Shares to be issued to the Sellers (in the proportions set out opposite their respective names in Schedule 1);

Data Protection Legislation means any and all data protection and privacy legislation in force from time to time in those parts of the world in which the Company operates and/or processes personal data (either directly or via a third party) including the UK GDPR, the Data Protection Act 2018, the Privacy and Electronic Communications (EC Directive) Regulations 2003 (as revised by the Privacy and Electronic Communications (EC Directive) (Amendments) Regulations 2011) and the Digital Economy Act 2017

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and in relation to periods prior to 25 May 2018, the Data Protection Act 1984, the Data Protection Act 1998 (including in relation to any manual data in respect of which the transitional exemptions under Schedule 8 of the Data Protection Act 1998 have now expired) and all guidance or codes practice issued by any Supervisory Authority;

Disclosed means fully and fairly disclosed by the Company or the Sellers (with sufficient details to identify the nature and scope of the matter disclosed) in or under the Disclosure Letter or as set out or contained in this agreement;

Disclosure Documents means the two identical bundles of documents (as listed in the schedule to the Disclosure Letter) in the agreed form;

Disclosure Letter means the letter in the agreed form from the Sellers to the Buyer in relation to the Warranties having the same date as this agreement;

Domain Names means the domain names listed in Part 2 of Schedule 7;

EHS Laws means all applicable laws, statutes, secondary legislation, bye-laws, regulations, directives, common law, judgments, orders or decisions of any court, codes of practice, guidance notes and circulars (which have legal effect) and directions of any regulatory authority in force from time to time relating to EHS Matters;

EHS Matters means:

(a) the pollution, conservation or protection of, or prevention of harm to the Environment or health & safety of humans and animals;

(b) the presence, existence, disposal, release, spillage, deposit, escape, leak, migration or emission of Hazardous Substances;

(c) the exposure of any person to Hazardous Substances;

(d) the creation or existence of any noise, odour, radiation or nuisance

(e) the health and safety of any person, including any accidents, injuries, illnesses and diseases;

Employee means any person employed by the Company under a contract of employment;

Environmental Permit means any permit, licence, consent, approval, certificate, registration, exemption or other authorisation required under any EHS Laws for the operation of the Company’s business or the use of the Properties;

Encumbrance means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, right of set-off, third-party right or interest, assignment by way of security, other encumbrance or security interest of any kind or another type of preferential arrangement (including a title transfer or retention arrangement) having similar effect howsoever arising;

Fundamental Warranties means a statement in paragraphs 1, 2 and 9.1 of Schedule 4;

Fundamental Warranty Claim means a claim by the Buyer involving or relating to a breach of a Fundamental Warranty;

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General Warranty means a Warranty other than a Tax Warranty and General Warranties means all those statements;

Hazardous Substances means any natural or artificial substance (whether solid, liquid or gas) whether alone or in combination with any other substance which is capable of causing harm to the Environment or the health or safety of humans or any living organism supported by the Environment;

Indemnity Claim means a claim by the Buyer involving or relating to a breach of any of the indemnities set out at clause 7.5;

Intellectual Property means all intellectual property rights, including:

(a) patents, Trade Marks, copyright, rights in designs, rights in inventions, database rights and topography rights (whether or not registered);

(b) applications for any of the rights in (a) above, together with the right to apply for registration of such rights;

(c) know-how, trade secrets, confidential information, technical information, customer and supplier lists and any other proprietary knowledge and/or information of whatever nature and howsoever arising, together with any rights or types of protection of the same or of a similar nature to those listed in (a), (b) or (c) which may subsist anywhere in the world and in each case for their full term and/or effect;

Intellectual Property Agreement means any licence, consent or permission to use any Intellectual Property (including any unwritten or informal arrangement);

IT Contracts means all agreements or arrangements under which any third party provides or will provide any element of, or services relating to, the IT Systems, including leasing, hire purchase, licensing, maintenance, website hosting, outsourcing, security, back-up, disaster recovery, insurance, cloud computing and other types of services agreements.

IT Systems means any and all information and communications technologies used by the Company including computer hardware, software, operating systems, data, internet and web sites, firmware, networking, peripherals and all associated documentation or other infrastructure equipment or systems;

Issue Price means $1.86 per Consideration Share;

Lease means the lease, underlease or occupational licence or tenancy and any supplemental documents under which any Property is held details of which are as follows:

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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Property	Name of Tenant	Term
Office 1.09 Building R71, Rutherford Appleton Laboratory, Harwell Oxford Innovation Campus, Didcot OX11 0QX, United Kingdom	the Company	01/02/2022 to 31/01/2023
Laboratory at Room Number G97, Building R1, Rutherford Appleton Laboratory, Harwell Oxford Innovation Campus, Didcot OX11 0QX, United Kingdom	the Company	01/02/2022 to 31/01/2023

Losses means:

(a) all direct liabilities, costs, expenses (including reasonable legal expenses), claims, actions, proceedings, damages, fines, penalties; and

(b) each reasonable cost which the Buyer may incur whether before or after the start of an action in connection with:

(i) the settlement of a claim against the Sellers (or any of them) or the enforcement of a settlement; and

(ii) legal proceedings against the Sellers (or any of them) in which judgment is given for the Buyer or the enforcement of the judgment;

Material Adverse Change means any fact, matter, change, event, condition, circumstance or effect that individually or in the aggregate materially and adversely affects, or could reasonably be expected to materially and adversely affect, the business, operations, assets, position (financial, trading or otherwise), liabilities, profits, or prospects or operating results of the Company taken as a whole or which is reasonably likely to lead to any such fact, matter, change, event, condition, circumstance or effect at any time prior to Completion;

NASDAQ means The NASDAQ Stock Market LLC;

NASDAQ Rules means The NASDAQ Stock Market LLC Rules published by NASDAQ, as amended from time to time;

Patents and Patent Applications means the patents and patent applications listed in Part 1 of Schedule 7;

Hill Dickinson LLP

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Pensionable Employees means an Employee, officer, former employee or former officer of the Company, or the spouse or dependant of any such person;

Pension Schemes means the means the National Employment Savings Trust pension scheme;

Policies means policies of insurance maintained by or on behalf of the Company;

Proceedings means (in any jurisdiction):

(a) any litigation, administrative, arbitration or other proceedings, disputes, claims, actions or hearings including but not limited to any civil, criminal, arbitration, administrative or other proceeding; or

(b) any dispute with or, investigation, inquiry or enforcement proceedings by, any governmental, regulatory or similar body;

Properties means the properties at: (a) Office 1.09 Building R71; and (b) Laboratory at Room Number G97 Building R1, each at Rutherford Appleton Laboratory, Harwell Oxford Innovation Campus, Didcot OX11 0QX, United Kingdom;

Retained Shares End Date means the date falling 18 months after the date of Completion;

Retained Shares Value means $2,000,000;

Sale Shares means the 490,000 ordinary shares of £0.001 each in the capital of the Company, comprising the entire issued share capital of the Company;

Securities Act means the US Securities Act of 1933, as amended;

Sellers’ Loans means the loans made to the Company by the Sellers, further details of which are set out in Schedule 1;

Sellers’ Solicitors means Kingsley Napley LLP of 20 Bonhill Street, London EC2A 4DN (Ref: John Young);

Selling Stockholder Questionnaires means the selling stockholder questionnaire and the investor suitability questionnaire in the agreed form provided by the Buyer to the Sellers;

Service Agreement means the service agreement in the agreed form to be entered into between the Company and Dmitry Yarmolich;

Tax and Taxation have the meaning given in Schedule 6;

Tax Authority has the meaning given in Schedule 6;

Tax Claim means a claim by the Buyer under the Tax Covenant or involving or relating to breach of a Tax Warranty;

Tax Covenant means the covenant in Part 3 of Schedule 6;

Tax Warranty means a statement in Part 2 of Schedule 6 and Tax Warranties means all those statements;

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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USD or $ means United States dollars, being the lawful currency of the United States of America;

Warranty means a statement in Schedule 4 or Part 2 of Schedule 6 and Warranties means all those statements; and

Worker means any person who personally performs work for the Company but who is not in business on their own account or in a client/customer relationship.

1.2 In this agreement (unless the context requires otherwise), a reference to:

1.2.1 a document in the “agreed form” is a reference to a document in a form approved and, for the purposes of identification, signed by or on behalf of each party;

1.2.2 a statutory provision includes a reference to the statutory provision as replaced, modified or re-enacted from time to time before or after the date of this agreement and any subordinate legislation made under the statutory provision before or after the date of this agreement and includes any statute, statutory provision or subordinate legislation that it amends or re-enacts provided that such replacement, modification and/or re-enactment does not increase the liability or any party under this agreement;

1.2.3 a person includes a reference to an individual, body corporate, association, government, state, agency of state or any undertaking (whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

1.2.4 a party means a party to this agreement and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his estate and personal representatives;

1.2.5 a company (other than the “Company”) shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.6 this agreement includes its schedules;

1.2.7 a sub-clause in a clause, or to a paragraph in a schedule, are to a sub-clause of that clause or a paragraph of that schedule;

1.2.8 a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this agreement;

1.2.9 “includes” and “including” shall mean including without limitation; and

1.2.10 this agreement or any provision of this agreement or any document are to this agreement, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms of this agreement or that document or with the agreement of the relevant parties.

1.3 The contents table and headings in this agreement are for convenience only and do not affect its interpretation.

1.4 Any question as to whether a person is connected with another shall be determined in accordance with section 1122 of CTA2010 (except that in construing section 1122 “control” has the meaning given by

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section 1124 or section 450 of that Act so that there is control whenever section 1122 or 450 requires) which shall apply in relation to this agreement as it applies in relation to that Act.

2 ACQUISITION OF THE SALE SHARES

2.1 On the terms of this agreement at Completion each Seller shall sell with full title guarantee and free from all Encumbrances, and the Buyer shall purchase, the number of Sale Shares set opposite the name of that Seller in Schedule 1.

2.2 Title to, beneficial ownership of and any risk attaching to the Sale Shares shall pass to the Buyer on Completion and the Sale Shares shall be sold and purchased together with all rights and benefits attached to or accruing to them at or at any time after Completion.

2.3 The Buyer shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

2.4 Each Seller irrevocably waives any right of pre-emption or other right or restriction on transfer in respect of any of the Sale Shares conferred on him (whether under the articles of association of the Company or otherwise) and shall procure the irrevocable waiver of any such right or restriction conferred on any other person who is not a party to this agreement.

3 CONSIDERATION

The consideration for the sale and purchase of the Sale Shares shall be the allotment and issue to the Sellers of Consideration Shares with a value (calculated by reference to the Issue Price and rounded down to the nearest whole even number of shares) of $20,000,000, and shall be satisfied in accordance with clauses 5.2 and 6.

4 CONSIDERATION SHARES

4.1 The Consideration Shares shall rank pari passu in all respects with the existing Buyer Shares in issue.

4.2 The Consideration Shares shall be treated by Buyer as issued and outstanding capital stock of Buyer, shall be held by Buyer as a book position registered in the name of each Seller, and each Seller will be entitled to exercise voting rights with respect to such Consideration Shares.

4.3 The Buyer Shares are listed on Nasdaq and registered under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Buyer shall provide notice to the Nasdaq Stock Market, as required, in connection with the issuance of the Consideration Shares.

4.4 The Consideration Shares issuable hereunder shall be subject to the following transfer restrictions:

4.4.1 the Consideration Shares constitute “restricted securities” under the Securities Act, and may not be transferred absent registration under the Securities Act or an exemption therefrom, and any such transfer shall be subject to compliance with applicable state securities laws. Every Seller who receives Consideration Shares and every transferee or assignee of any Consideration Shares from any shall be bound by and subject to the terms and conditions of this clause 4.4, and Buyer may require, as a condition precedent to the assignment or transfer of any Consideration Shares, that any transferee or assignee must enter into an agreement with Buyer, whereby such transferee or assignee agrees in writing to be bound by, and subject to, all the terms and conditions of this clause 4.4. To ensure compliance with the restrictions imposed by this agreement, Buyer may issue appropriate “stop-transfer” instructions to its

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transfer agent, if any, and if Buyer acts as its own transfer agent, it may make appropriate notations to the same effect in its own records. Buyer shall not be required (i) to transfer on its books any Consideration Shares that have been transferred in violation of any of the provisions of this agreement or (ii) to treat as owner of such Consideration Shares, or to accord the right to vote or pay dividends, to any transferee or assignee to whom such shares have been purportedly so transferred;

4.4.2 all Consideration Shares issued in connection with this agreement, or any other securities issued in respect of such shares upon stock split, stock dividend, recapitalisation, merger, consolidation or similar event, shall bear a legend or legends referencing restrictions applicable to such shares under applicable securities laws and under this agreement, which legends shall state in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE BUYER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR UNDER APPLICABLE STATE SECURITIES LAWS.”

Buyer shall be obligated to remove such legend at such time as the Consideration Shares have been registered under the Securities Act or may be sold under Rule 144(i) promulgated thereunder.

5 COMPLETION

5.1 Completion shall take place at the office of the Buyer’s Solicitors (or at such other place as may be agreed in writing between the Buyer and the Sellers) on the Completion Date, when each of the matters set out in Schedule 3 shall occur.

5.2 Upon completion of the matters referred to in Schedule 3 the Buyer shall:

5.2.1 allot and issue to the Sellers Consideration Shares with a value (calculated by reference to the Issue Price and rounded down to the nearest whole even number of shares) equal to $18,000,000 (Completion Consideration Shares), in the proportions set out opposite their respective names in Schedule 1; and

5.2.2 deliver to each Seller the Completion Consideration Shares issued to that Seller in accordance with clause 5.2.1 (subject to the requirements of the Securities Act) in dematerialised (electronic) form to such trading account (acceptable for shares trading on NASDAQ) as the relevant Seller shall notify the Buyer in writing.

6 Retention

6.1 On Completion, the Buyer shall withhold the Retained Shares Value and apply the Retained Shares Value in accordance with the provisions of this clause 6.

6.2 In the event that on the Retained Shares End Date:

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6.2.1 no bona fide claim has been brought under this agreement by the Buyer against the Sellers (or any of them); or

6.2.2 a bona fide claim is brought under this agreement by the Buyer against the Sellers (or any of them) and such claim is settled or resolved or withdrawn prior to the Retained Shares End Date; or

6.2.3 a claim has been brought under this agreement by the Buyer against the Sellers (or any of them) which is not bona fide,

the Buyer shall allot and issue to the Sellers Consideration Shares with a value (calculated by reference to the Issue Price and rounded down to the nearest whole even number of shares) equal to the Retained Shares Value in accordance with clause 6.4.

6.3 In the event that the Buyer shall have served notice on the Sellers of a bona fide claim under this agreement, which has not been resolved, settled or withdrawn prior to the Retained Shares End Date, then:

6.3.1 if the Buyer’s reasonable estimate of the amount due from the Sellers in respect of the relevant claim (the “Estimated Loss”) is:

6.3.1.1 less than the Retained Shares Value, the Buyer shall on the Retained Shares End Date allot and issue to the Sellers Consideration Shares with a value (calculated by reference to the Issue Price and rounded down to the nearest whole even number of shares) equal to the Retained Shares Value less the Estimated Loss in accordance with clause 6.4;

6.3.1.2 equal to or more than the Retained Shares Value no further Consideration Shares shall be allotted and issued to the Sellers on the Retained Shares End Date; and

6.3.2 upon all claims notified under clause 6.3 being settled, resolved or withdrawn by the Buyer, if the total amount due to the Buyer in respect of such claims is:

6.3.2.1 less than the Estimated Loss in respect of all such claims, the Buyer shall: (a) permanently retain the amount payable to the Buyer in respect of such claims; and (b) within 10 Business Days of the last such claim being resolved, settled or withdrawn (as the case may be) allot and issue to the Sellers Consideration Shares with a value (calculated by reference to the Issue Price and rounded down to the nearest whole even number of shares) equal to the aggregate of all Estimated Losses in respect of all such claims less the amount payable to the Buyer in respect of such claims in accordance with clause 6.4; or

6.3.2.2 equal to or more than the Estimated Loss in respect of all such claims no further Consideration Shares shall be allotted and issued to the Sellers and the Buyer shall permanently retain the entire amount of the Estimated Loss, and in either case the liability of the Sellers in respect of such claim shall be deemed satisfied to the extent of the amounts so retained by the Buyer.

6.4 Where any allotment and issue of Consideration Shares is to be made by the Buyer to the Sellers pursuant to this clause 6:

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6.4.1 such allotment and issue will be made to Sellers in the proportions set out opposite their respective names in Schedule 1 (and the provisions of clause 10.4 shall apply), which in the case of fractions, will be rounded down to the nearest whole share; and

6.4.2 the Buyer shall deliver to each Seller such Consideration Shares issued to that Seller in accordance with clause 6.4.1 (subject to the requirements of the Securities Act) in dematerialised (electronic) form to such trading account (acceptable for shares trading on NASDAQ) to such trading account (acceptable for shares trading on NASDAQ) as the relevant Seller shall notify the Buyer in writing.

6.5 For the purposes of this clause 6:

6.5.1 a claim shall be deemed to be settled upon the Sellers and the Buyer agreeing a final settlement in respect thereof and a claim shall be deemed to have been resolved upon any judgment, order or decree of a court of competent jurisdiction having been given in proceedings therein in respect of the claim and no appeal having been brought against the relevant judgment, order or decree within the applicable time limit;

6.5.2 the amount payable upon the settlement or resolution of the claim shall be the amount agreed by the Sellers and the Buyer under any such settlement or determined by any such judgment order or decree (as the case may be) to be payable by the Sellers in respect thereof; and

6.5.3 if a claim notified under clause 6.3 is based on a contingent liability and such contingent liability does not become an actual liability within nine months after the date on which notice of such claim was given, the Buyer shall, within 10 Business Days of the expiry of such nine month period, allot and issue to the Sellers Consideration Shares with a value (calculated by reference to the Issue Price and rounded down to the nearest whole even number of shares) equal to the Estimated Loss retained in respect of such claim pursuant to clause 6.3.

6.6 The Sellers and the Buyer shall each use their respective reasonable endeavours to ensure that all claims are resolved with all reasonable speed and diligence.

6.7 The Retained Shares Value available to meet a liability in respect of a claim shall not limit the Buyer’s recovery in relation to that claim.

7 WARRANTIES AND INDEMNITIES

7.1 The Sellers jointly and severally warrant to the Buyer in the terms of the Warranties on the date of this agreement. In addition, the Sellers jointly and severally warrant to the Buyer in the terms of the Fundamental Warranties on the Completion Date.

7.2 Where a Warranty is qualified by reference to information Disclosed:

7.2.1 no constructive or imputed knowledge and, unless specifically referred to in Schedule 5, actual knowledge relating to the Company or the Shares shall prevent or limit a claim made by the Buyer for breach of clause 7.1; and

7.2.2 the Sellers may not invoke the Buyer’s constructive or imputed knowledge and, unless specifically referred to in Schedule 5, actual knowledge of a fact or circumstance as a defence to a claim for breach of clause 7.1

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7.3 Each of the Warranties is separate and independent and, unless otherwise expressly provided, the Buyer shall have a separate claim and right of action in respect of every breach of every Warranty.

7.4 Unless otherwise specified, where any Warranty refers to the knowledge, information, belief or awareness of the Sellers (or a similar expression) the Sellers shall be deemed to have such knowledge, information, belief or awareness as the Sellers would have obtained had the Sellers made all reasonable enquiries into the subject matter of that Warranty.

7.5 Without limiting any other rights that the Buyer may have, including its rights to claim for damages for breach of Warranty, the Sellers shall indemnify and keep indemnified the Buyer from and against all Losses arising out of or in connection with:

7.5.1 the Completion Balance Sheet not being materially true, accurate and complete in all respects, with materiality for the purpose of this clause 7.5.1 being defined as a sum equal to or greater than £7,000;

7.5.2 any breach by the Company of any Data Protection Legislation prior to Completion;

7.5.3 the pensions contributions payable by the Company prior to Completion being in deficit or otherwise due and unpaid.

7.6 Any payment made by the Sellers in accordance with this clause 7 shall be made in full without any deduction or withholding by way of set off, counterclaim or otherwise.

7.7 Notwithstanding any other provision of this agreement the liability of the Sellers in respect of a Claim and, where specified, an Indemnity Claim and Tax Claim shall be limited in accordance with Schedule 5.

8 SELLER LIMITATIONS

8.1 Except as provided in clause 8.2, the liability of the Sellers in respect of:

8.1.1 any Claim, Fundamental Warranty Claim and Indemnity Claim shall be limited as set out in Schedule 5; and

8.1.2 any Tax Claim shall be limited as set out in Schedule 5 and Part 4 of Schedule 6,

but where there is any inconsistency between the provisions of Schedule 5 and Part 4 of Schedule 6 and any other provision of this agreement, the provisions of Part 4 of Schedule 6 shall prevail.

8.2 Nothing in Schedule 5 or in Part 4 of Schedule 6 shall operate to exclude or limit any liability of the Sellers or any remedy available to the Purchaser in relation to any Claim, Fundamental Warranty Claim or Tax Claim that arises as a result of the fraud, dishonesty or wilful concealment on the part of the Sellers.

9 TAX

The provisions of Schedule 6 shall apply.

10 FURTHER UNDERTAKINGS AND OBLIGATIONS OF THE SELLERS

10.1 Waiver of Claims

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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The Sellers confirm that as at the date of Completion and save as expressly set out in the Service Agreement of the relevant Seller:

10.1.1 save in relation to accrued but unpaid remuneration for the month in which Completion takes place, accrued but unpaid holiday pay for the current holiday year or the right to reimbursement of expenses properly incurred, neither they nor any person connected with any of them has any claim or right of action of any kind, arising in any capacity or in any jurisdiction, against the Company or any of its shareholders, officers or employees (including, without limitation, any claim or right to further payment in respect of the sale of the Sale Shares whether pursuant to the articles of association of the Company otherwise);

10.1.2 save in relation to their employment by the Company, accrued but unpaid remuneration for the month in which Completion takes place, accrued but unpaid holiday pay for the current holiday year or the right to reimbursement of expenses properly incurred, there are no agreements or arrangements under which the Company has any actual, contingent or prospective obligation to or in respect of either of the Sellers or any person connected with either of them (including any obligation to have issued to any of them any shares in the capital of the Company pursuant to any option arrangements, convertible rights or otherwise); and

10.1.3 save in relation to accrued but unpaid remuneration for the month in which Completion takes place, accrued but unpaid holiday pay for the current holiday year or the right to reimbursement of expenses properly incurred, any claim which the Sellers or any person connected with either of them have or has against the Company (including any outstanding obligations to have issued to any of them any shares in the capital of the Company pursuant to any option arrangements, convertible rights or otherwise) is hereby waived in full, any obligation owed to the Sellers or any such connected person by the Company is hereby released and the Sellers indemnify the Buyer and the Company against any loss, liability or cost incurred in connection with any such claim or obligation.

10.2 Further assurance

10.2.1 The Sellers covenant with the Buyer that they will for the period of two years following completion do anything the Buyer may reasonably request in writing to give the Buyer full and unrestricted legal and beneficial title to the Sale Shares and to give effect to the provisions of this agreement including, on receiving the Buyer’s reasonable request:

10.2.1.1 doing and executing, or arranging for the doing and executing of, each act, document and thing necessary to implement this agreement; and

10.2.1.2 giving to the Buyer all information they possess or to which they have access relating to the Company’s business and allowing the Buyer to copy any document containing that information.

10.2.2 Forthwith following Completion the Sellers shall (and shall procure that any other person shall), if so requested by the Buyer, send to the Buyer at the Company’s principal place of business for the time being all records, correspondence, documents, files, memoranda and

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The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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other papers belonging to the Company and which are not delivered at Completion (whether or not such documents are referred to in Schedule 3).

10.3 Dealing with the Sale Shares pending registration

10.3.1 The Sellers undertake to the Buyer that for so long as either of them remains the registered holder of any of the Sale Shares after Completion they will:

10.3.1.1 hold the Sale Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Buyer;

10.3.1.2 deal with and dispose of the Sale Shares and all such dividends, distributions and rights as the Buyer may direct;

10.3.1.3 vote at all meetings which they shall be entitled to attend as the registered holder of the Sale Shares in such manner as the Buyer shall direct; and

10.3.1.4 execute all instruments of proxy or other documents which the Buyer may require to enable the Buyer to attend and vote at any such meeting.

10.3.2 For the purpose of giving effect to clause 10.3.1 each of the Sellers hereby appoints the Buyer (acting by any of its directors from time to time) to be his attorney in his name and on his behalf to exercise all or any of the rights in relation to the Sale Shares as the Buyer in its absolute discretion sees fit from Completion to the day on which the Buyer or its lawful nominee is registered in the register of members of the Company as the holder of the relevant Sale Shares, including:

10.3.2.1 receiving notice of, attending and voting at a general meeting, class meeting or other meeting of the Company;

10.3.2.2 completing and returning any meeting requisition, form of proxy, consent to short notice, written resolution or other document required to be signed by the registered holder of the Sale Shares;

10.3.2.3 dealing with, and giving directions as to, any monies, securities, benefits, documents, notices or other communications (in whatever form) arising by right of the Sale Shares or received in connection with the Sale Shares from the Company or any other person; and

10.3.2.4 executing, delivering and doing all deeds, instruments and acts in that Seller’s name as may be done in the Seller’s capacity as the registered holder of the relevant Sale Shares,

and for that purpose each Seller hereby authorises the Company to send any written resolutions, notices or other communications in respect of the Sale Shares registered in his name to the Buyer. The power of attorney granted by this clause (b) is granted by each Seller to secure the interest of the Buyer in the Sale Shares and, accordingly, shall be irrevocable.

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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10.4 Resale Registration Statement

10.4.1 Subject to applicable law and the rules and regulations of the US Securities and Exchange Commission (SEC), as soon as practicable following the Completion, but in any event no later than ten (10) Business Days thereafter, Buyer shall prepare and file with the SEC, a registration statement of the Buyer registering the resale by the Sellers of the Consideration Shares (such shares, the Registrable Shares, and such registration statement, the Resale Registration Statement). The Resale Registration Statement shall be on Form S-3 (except if Buyer is then ineligible to register for resale the Registrable Shares on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Shares). The Sellers shall cause to be completed, executed and delivered the Selling Stockholder Questionnaires, and will provide all such completed Selling Stockholder Questionnaires to Buyer. Each Seller who has returned a properly completed Selling Stockholder Questionnaire is referred to herein as a “Selling Stockholder”.

10.4.2 Buyer shall thereafter use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable, and to keep the Resale Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Shares have been publicly sold by the Selling Stockholders or (ii) the date that all Registrable Shares may be sold by the Selling Stockholders without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for Buyer to be in compliance with the current public information requirement under Rule 144 , as determined by the counsel to Buyer pursuant to a written opinion letter to such effect, addressed and acceptable to Buyer’s transfer agent and the Selling Stockholders.

10.4.3 The Resale Registration Statement (or any prospectus or prospectus supplement forming a part of such Resale Registration Statement), as initially filed, shall include the Registrable Shares of all Selling Stockholders for whom Buyer has received completed Selling Stockholder Questionnaires on or before the third Business Day following Completion. Upon the Resale Registration Statement becoming effective and subject to the provisions of this clause 10.4, the Registrable Shares shall be available for public resale, from time to time and on a continuing basis, pursuant to the Resale Registration Statement and in compliance with the prospectus delivery requirements of the Securities Act.

10.4.4 Buyer shall furnish to each Selling Stockholder such numbers of copies of a prospectus, including a preliminary prospectus, and any supplement to any prospectus, as required by the Securities Act and shall take such other actions (including causing the removal of any restricted legends), as the Selling Stockholders may reasonably request in order to facilitate their disposition of their Registrable Shares, subject to each Selling Stockholder providing any information reasonably requested by Buyer to facilitate such action.

10.4.5 Upon:

(i) the issuance by the SEC of a stop order suspending the effectiveness of the Resale Registration Statement or the initiation of proceedings with respect to the Resale Registration Statement under Section 8(d) or 8(e) of the Securities Act;

(ii) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which (x) the Resale Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any prospectus included in the Resale Registration Statement shall contain any untrue

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The Broadgate Tower

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statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the occurrence or existence of any pending corporate development that, in the reasonable judgment of the Company, makes it necessary to suspend the availability of the Resale Registration Statement and the related prospectus for a period of time; or

(iv) the Company’s having filed a document pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that, in the reasonable judgment of the Company, must be included in the Resale Registration Statement pursuant to a post-effective amendment to the Resale Registration Statement or supplement to the related prospectus (any such document, an “Exchange Act Report”):

10.4.5.1 in the case of (ii) of clause 10.4.5 above, subject to clause 10.4.5.3 below, as promptly as practicable, the Company shall prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Resale Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Resale Registration Statement and related prospectus so that (1) the Resale Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, and, in the case of a post-effective amendment to the Resale Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is practicable;

10.4.5.2 in the case of (iv) of clause 10.4.5 above, subject to clause 10.4.5.3 below, as promptly as practicable, but in no event more than five (5) Business Days, following the Company’s filing of an Exchange Act Report, the Company shall prepare and file, if necessary, pursuant to applicable law, a post-effective amendment to the Resale Registration Statement or a supplement to the related prospectus incorporating by reference the Exchange Act Report into the Resale Registration Statement or including within such post-effective amendment or supplement the information contained in the related Exchange Act Report; and

10.4.5.3 the Company shall give notice to the Holders with respect to the Resale Registration Statement, that the availability of the Resale Registration Statement is suspended (Deferral Notice) and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Shares pursuant to the Resale Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus provided for in clause (A) or (B) above, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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The Company will use its reasonable best efforts to ensure that the use of the prospectus with respect to the Resale Registration Statement may be resumed (w) in the case of clause (i) of above, as promptly as is practicable, (x) in the case of clause (ii) above, as soon as, in the reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the material interests of the Company, (y) in the case of clause (iii) above, as soon as, in the reasonable judgment of the Company, such suspension is no longer necessary; provided, that in no event shall (A) the aggregate duration of all suspensions arising from events described in clauses (ii) and (iii) above exceed 60 days in any 12-month period or (B) a suspension arising from an event described in clause (ii) or clause (iii) above be invoked more than twice in any 12-month period, and (z) in the case of clause (iv) above, as soon as practicable following the filing of the Exchange Act Report, but in no event sooner than the Commission has declared the post-effective amendment, if applicable, effective. Any such period during which the availability of the Resale Registration Statement and any related prospectus is suspended is referred to as the “Deferral Period.”

10.4.6 All of the expenses incurred in connection with any registration of Registrable Shares pursuant to this agreement, including all SEC fees, blue sky registration and filing fees, listing notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all fees and expenses of Buyer’s outside counsel and independent accountants of Buyer shall be paid by Buyer. Buyer shall not be responsible for any selling expenses of any Selling Stockholder (including any broker’s fees or commissions) or fees or expenses of outside counsel or independent accountants of the Company or any Selling Stockholder or, to the extent incurred prior to Completion, Seller in connection with the Resale Registration Statement.

10.4.7 To the maximum extent permitted by law, Buyer will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (collectively a Violation): (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or incorporated reference therein, including any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Buyer of the Securities Act, any state securities law or any rule or regulation promulgated under the Securities Act or any state securities law in connection with the offering covered by such registration statement; provided however, that Buyer shall not be liable for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Selling Stockholder.

10.5 Each Seller acknowledges that he may not sell or otherwise transfer the Consideration Shares without registration under the Securities Act or an exemption therefrom and that he must bear the economic risk of the Seller’s investment in the Consideration Shares for an indefinite period of time because, among other reasons, the Consideration Shares have not been registered under the Securities Act or under the securities laws of any state of the United States and, therefore, cannot be resold, pledged, transferred, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Each Seller is aware of the provisions of Rule 144 promulgated under the Securities Act.

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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11 Confidentiality

11.1 Each party undertakes to the others (for itself/himself and for the benefit of the Company) that it/he will:

11.1.1 not use or disclose to a person Confidential Information it/he has or acquires; and

11.1.2 make every effort to prevent the use or disclosure of Confidential
Information.

11.2 Clause 11.1 does not apply to:

11.2.1 disclosure of Confidential Information to a director, officer or employee of the Buyer or the Company whose function requires it/him to have the Confidential Information;

11.2.2 use or disclosure of Confidential Information required to be used or disclosed by law or by any Authority (but only to the extent required by law);

11.2.3 disclosure of Confidential Information to an adviser for the purpose of advising the party but only on terms that clause 11.1 applies to use or disclosure by the adviser; or

11.2.4 Confidential Information that has come into the public domain except by a breach of clause 11.1.

12 Announcements

12.1 Subject to clauses 11 and 12.2, neither party shall not make or authorise any public announcement or other communication or circular relating to the existence or provisions of this agreement or concerning the terms of any matter contemplated by or ancillary to this agreement unless they have first obtained the written consent of the other party, such consent not to be unreasonably withheld or delayed.

12.2 Clause 12.1 shall not apply:

12.2.1 to any announcement agreed in writing between the Buyer and the Sellers following Completion;

12.2.2 to an announcement which is required:

12.2.2.1 to comply with the Buyer’s obligations as a company trading on NASDAQ;

12.2.2.2 by law; or

12.2.2.3 by any Authority or securities exchange to which the relevant party (or person connected with it) is subject or submits, wherever situated, whether or not the requirement for disclosure has the force of law; or

12.2.2.4 to vest the full benefit of this agreement in the relevant party,

provided that, in each case, such announcement shall: (a) only contain content which is so required; and (b) only be made after consultation (so far as reasonably practicable) as to the timing and content of such announcement with the other party; and

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The Broadgate Tower

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12.2.3 to an announcement which is expressly required or permitted by this agreement or is otherwise required to vest the full benefit of this agreement in the relevant party, provided that, in each case, such announcement shall only contain content which is so required or permitted.

13 Assignment and successors

13.1 No party shall assign, transfer, charge, make the subject of a trust or deal in any other manner with this agreement or any of its rights under this agreement or purport to do any of the same without the prior written consent of the other party except that the Buyer may assign the benefit of any provision to which it is entitled from time to time, in whole or in part and without restriction, to any member of the Buyer’s group or to a bank or financial institution by way of security and may grant an Encumbrance or security interest to any such bank or other financial institution but the Seller's liability to any assignee in respect of those rights shall not be greater than if no assignment had taken place.

13.2 This agreement shall be binding on and shall enure for the benefit of each party’s successors, estate, personal representatives and permitted assignees (as the case may be).

14 Third party rights

14.1 The Company, any person to whom the benefit of any provision of this agreement is assigned in accordance with clause 13.1 and each person falling within the category of persons described in clause 13.2 shall be entitled under the ADDIN CiteCheck Marker Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement which confers (expressly or impliedly) any benefit on any such person.

14.2 Subject to clause 14.1, a person who is not a party to this agreement shall have no rights under the ADDIN CiteCheck Marker Contracts (Rights of Third Parties) Act 1999 to enforce a provision of this agreement.

14.3 The rights of the parties to rescind or vary this agreement are not subject to the consent of any other person.

15 Notices

15.1 Any notice given under this agreement shall be in writing in the English language and signed by or on behalf of the party giving it and shall be served by sending it to the party due to receive it by any of the following methods:

15.1.1 delivering it by hand; or

15.1.2 where it is to be served in the country in which it is posted, by sending it by pre-paid first class recorded delivery post or other next working day delivery service providing proof of delivery;

15.1.3 where it is to be served in a country other than the country in which it is posted, by sending it by pre-paid airmail providing proof of delivery; or

15.1.4 sending it by email.

15.2 For the purposes of clause 15.1, the postal and email addresses of the parties are:

15.2.1 In the case of the Sellers:

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The Broadgate Tower

20 Primrose Street

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www.hilldickinson.com

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15.2.1.1 Post: to the address set out opposite their respective names in Part 1 of Schedule 1; or

15.2.1.2 Email: to the email address set out opposite their respective names in Part 1 of Schedule 1.

15.2.2 In the case of the Buyer:

15.2.2.1 Post: For the attention of Ken Rice, 85 Swanson Road., Suite 222, Boxborough, MA 01719; or

15.2.2.2 Email: ken.rice@metamaterial.com.

15.3 Subject to clause 15.2, in the absence of evidence of earlier receipt, any notice given pursuant to this clause shall be deemed to have been received:

15.3.1 if delivered by hand, at the time of actual delivery to the address referred to in clause 15.2;

15.3.2 in the case of pre-paid first class recorded delivery post or other next working day delivery service providing proof of delivery, two Business Days after the date of posting;

15.3.3 in the case of pre-paid airmail providing proof of delivery, five Business Days after the date of posting; and

15.3.4 in the case of email, one hour after the document or information sent or received;

15.4 If deemed receipt occurs before 9.00am on a Business Day, the notice shall be deemed to have been received at 9.00am on that day and if deemed receipt occurs after 5.00pm on a Business Day or on any day which is not a Business Day, the notice shall be deemed to have been received on the next Business Day.

15.5 For the avoidance of doubt, notice given under this agreement shall not be validly served if sent by fax or telex or by means of a website.

15.6 Notwithstanding any other provision of this agreement, each of the Sellers agrees that any notice to be given to or by all of the Sellers pursuant to this agreement shall be deemed to have been properly given if it is given to or by any of the Sellers in accordance with clause 15.1

15.7 Where a party to this agreement dies or is declared bankrupt, notice may be given to the person entitled to that party’s rights by transmission by addressing it to that person by name or by the title of representative of the deceased party or trustee of the bankrupt party (or by similar designation) at an address supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice or other document may be served as set out in this clause 15 as if the death or bankruptcy had not occurred.

16 General

16.1 Each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this agreement and of each document referred to in it, save that the Buyer shall satisfy the costs incurred by the Sellers’ Solicitors for advising the Sellers in relation to the transaction contemplated by this agreement, capped at an amount of £25,000 (exclusive of any VAT and disbursements).

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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16.2 A variation of this agreement is valid only if it is in writing and signed by or on behalf of each party. The Buyer and the Sellers shall not be required to obtain the consent of the Company or any other third party on whom a benefit is conferred under this agreement to the termination or variation of this agreement or to the waiver or settlement of any right or claim arising under it.

16.3 The failure or delay in exercising a right or remedy provided by this agreement or by law does not constitute a waiver of that (or any other) right or remedy. No single or partial exercise of a right or remedy provided by this agreement or by law prevents the further exercise of that (or any other) right or remedy.

16.4 The Buyer’s rights and remedies contained in this agreement are cumulative and not exclusive of any rights or remedies provided by law.

16.5 Except to the extent that they have been performed or where this agreement provides otherwise, the obligations contained in this agreement remain in force after Completion.

16.6 This agreement, together with all agreements entered into or to be entered into pursuant to the terms of this agreement, constitutes the entire agreement between the parties in connection with the matters dealt with therein and (save in respect of fraudulent misrepresentation) supersedes and extinguishes all previous agreements between the parties (whether orally or in writing) in connection with the matters dealt with therein.

16.7 Any liability to the Buyer under this agreement may be released, compounded or compromised (in whole or in part) and any time or indulgence may be given by the Buyer in its absolute discretion as regards any of the Sellers without in any way prejudicing or affecting the Buyer’s rights against any of the other Sellers in respect of that (or any other) liability, whether joint or several or otherwise.

16.8 If a Seller is required by law to make a deduction or withholding in respect of any sum payable under this agreement such sum shall be increased by such additional amount as will ensure that after such deduction or withholding (as the case may be) the Buyer will receive the same amount as it would have received in the absence of any such deduction or withholding.

16.9 If any Tax Authority charges to Tax any sum paid by any of the Sellers under or pursuant to this agreement then that Seller shall pay such additional amount as will ensure that the total amount paid, less the tax chargeable on such amount, is equal to the amount that would otherwise be payable under this agreement.

16.10 Each provision of this agreement is severable and distinct from the others. If any provision is or at any time becomes to any extent or in any circumstances invalid, illegal or unenforceable for any reason, it shall to that extent or in those circumstances be deemed not to form part of this agreement but (except to that extent or in those circumstances in the case of that provision) the validity, legality and enforceability of that and all other provisions of this agreement shall not be affected or impaired and shall remain valid and enforceable.

16.11 If any provision of this agreement is found to be illegal, invalid or unenforceable in accordance with clause 16.10 but would be legal, valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it legal, valid or enforceable.

16.12 This agreement may be executed in any number of counterparts each of which when executed and delivered is an original but all the counterparts together shall constitute the same document.

16.13 Delivery of a copy of this agreement showing an executed signature page of a counterpart by AdobeTM Portable Document Format (PDF) sent by electronic mail shall take effect as delivery of an executed

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

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counterpart of this agreement. If such method is adopted, without prejudice to the validity of this agreement, each party shall provide the others with a hard copy original of that executed counterpart as soon as reasonably practicable thereafter.

17 Governing law and jurisdiction

17.1 This agreement is governed by and shall be construed in accordance with English law.

17.2 The courts of England and Wales shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this agreement (including non-contractual disputes and claims) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England and Wales.

17.3 Each party irrevocably waives any objection which it might at any time have to the courts of England and Wales being nominated as the forum to decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this agreement (including non-contractual disputes and claims) and agrees not to claim that the courts of England and Wales are not a convenient or appropriate forum.

IN WITNESS whereof the parties have executed this agreement as a deed and it is hereby delivered on the day and year first before written.

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

FILENAME \* MERGEFORMAT Dragon - SPA (FINAL 31.03.2022)(172282750.18)

EXECUTED AND DELIVERED AS A DEED by DMITRY YARMOLICH in the presence of:	/s/ Dimitry Yarmolich
/s/ Lada Yarmolich	Witness signature
Lada Yarmolich	Witness name
25 Galley Field	Witness address
Abingdon, OX14 3RU, UK
Housewife	Witness occupation

EXECUTED AND DELIVERED AS A DEED by DZIANIS YARMOLICH in the presence of:	/s/ Dzianis Yarmolich
/S/ Alena Seliazniova	Witness signature
Alena Seliazniova	Witness name
82 Belgrave Court, 36	Witness address
Westferry circus, E14 8RJ,
Financial Controller	Witness occupation

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

FILENAME \* MERGEFORMAT Dragon - SPA (FINAL 31.03.2022)(172282750.18)

EXECUTED AND DELIVERED AS A DEED by META MATERIALS INC. acting by George Palikaras, a director, in the presence of:	/s/ George Palikaras

/s/ Nadine Geddes	Witness signature
Nadine Geddes	Witness name
17 Julies Walk	Witness address
Halifax, NS B3m 2Z8
Director of operations	Witness occupation

Hill Dickinson LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2EW

www.hilldickinson.com

FILENAME \* MERGEFORMAT Dragon - SPA (FINAL 31.03.2022)(172282750.18)